AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 25, 1998
                                                     REGISTRATION NO. 333-00014
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                      POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                              GUIDANT CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                    INDIANA                                        35-1931722
 (State or Other Jurisdiction of incorporation
               or organization)                       (I.R.S. Employer Identification No.)

                               ----------------

  111 Monument Circle,
       29th Floor                        Ronald W. Dollens                        Copies to:
 Indianapolis, IN 46204-5129     President and Chief Executive Officer        Steven P. Lund Esq.
      317-971-2000                       Guidant Corporation                  Dewey Ballantine LLP
 (Address, including zip           111 Monument Circle, 29th Floor        1301 Avenue of the Americas
        code, and                    Indianapolis, IN 46204-5129         New York, New York 10019-6092
    telephone number,                      317-971-2000
 including area code of      (Name, address, including zip code, and
 registrant's principal                  telephone number,
   executive offices)        including area code of agent for service)


                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------
---------------------------------------------------------------------------
      TITLE OF SECURITIES       PROPOSED MAXIMUM AGGREGATE    AMOUNT OF
       TO BE REGISTERED           OFFERING PRICE (1)(2)    REGISTRATION FEE
---------------------------------------------------------------------------
Senior Debt Securities........         $500,000,000            $172,414(3)
Common Stock..................             (4)                   (5)
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

(1) In U.S. dollars or the equivalent thereof on foreign currencies or currency units. Such amount shall be increased, if any of the Senior Debt Securities are issued at an original issue discount, by an amount such that the net proceeds to be received by the Registrant shall be equal to $500,000,000.

(2) Estimated solely for the purpose of determining the registration fee.

(3) The registration fee was previously paid at the time of the filing of the original registration statement.

(4) Such indeterminate number of shares of Common Stock as may from time to time be issuable upon the conversion or exchange of Senior Debt Securities registered hereunder.

(5) No additional consideration will be received for the Common Stock and therefore no registration fee is required pursuant to Rule 457(i).

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 11(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+                                                                              +
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN + +OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE + +SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. WE MAY NOT +
+USE THIS PROSPECTUS TO SELL SENIOR DEBT SECURITIES UNLESS WE ALSO GIVE        +
+PROSPECTIVE INVESTORS A PROSPECTUS SUPPLEMENT.                                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS (SUBJECT TO COMPLETION)

dated November 25, 1998

                                  $500,000,000

                              GUIDANT CORPORATION

                             SENIOR DEBT SECURITIES


                                  -----------

  WE WILL PROVIDE THE SPECIFIC TERMS OF EACH SERIES OF SENIOR DEBT SECURITIES WE ISSUE IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND THE SUPPLEMENTS CAREFULLY BEFORE YOU INVEST.

  WE MAY OFFER THE SECURITIES DIRECTLY OR THROUGH UNDERWRITERS, AGENTS OR DEALERS. THE SUPPLEMENT WILL DESIGNATE THE TERMS OF THAT PLAN OF DISTRIBUTION. "PLAN OF DISTRIBUTION" BELOW ALSO PROVIDES MORE INFORMATION ON THIS TOPIC.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  OUR PRINCIPAL EXECUTIVE OFFICES ARE LOCATED AT 111 MONUMENT CIRCLE, 29TH FLOOR, INDIANAPOLIS, INDIANA 46204-5129, AND OUR TELEPHONE NUMBER IS (317) 971-2000.

  OUR SHARES OF COMMON STOCK ARE LISTED ON BOTH THE NEW YORK STOCK EXCHANGE UNDER THE TRADING SYMBOL "GDT" AND ON THE PACIFIC EXCHANGE UNDER THE TRADING SYMBOL "GDT".

               The date of this Prospectus is        , 1998

  NO PERSON IS AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON A HAVING BEEN AUTHORIZED BY THE COMPANY (AS DEFINED HEREIN) OR ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SENIOR DEBT SECURITIES (AS DEFINED HEREIN) TO ANY PERSON IN MY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION TO SUCH PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREBY OR THEREBY SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THE INFORMATION CONTAINED OR INCORPORATED HEREIN OR THEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                             AVAILABLE INFORMATION

  Guidant Corporation (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission are available over the Internet at the Company's web site at http://www.guidant.com and at the Commission's web site at http://www.sec.gov. Such filings can also be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or its regional offices located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and at Suite 1300, 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may call the Commission at 1-800-SEC-0330 for further information on the public reference rooms and the prescribed rates. In addition, such reports, proxy statements and other information may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Exchange, Inc., 301 Pine Street,
San Francisco, California 94101.

  The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Offered Securities, reference is hereby made to the Registration Statement and the exhibits and schedules filed therewith, which may be obtained from the principal office of the Commission in Washington, D.C., upon the payment of fees prescribed by the Commission.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (ii) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended
March 31, 1998, June 30, 1998 and September 30, 1998; (iii) the Company's Current Report on Form 8-K dated September 15, 1998; and (iv) the description of the Company's common stock included in the Company's registration statement on Form 8-A, as amended on October 6, 1994.

  All reports and other documents filed by the Company pursuant to Section 13
(a), 13 (c), 14 or 15 (d) of the Exchange Act after the date of this Prospectus and before the termination of the offering made hereby will be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Each person, including any beneficial owner, to whom a Prospectus is delivered, may request a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this Prospectus) at no cost by writing or calling the Company at the following address and telephone number:
Guidant Corporation, P.O. Box 44906, Indianapolis, Indiana 46244,
(317) 971-2000, Attention: Investor Relations.

                                  THE COMPANY

  The Company, an Indiana corporation, is a global company that designs, develops, manufactures, and markets a broad range of innovative, high-quality therapeutic devices for use in: (i) cardiac rhythm management (CRM), (ii) vascular intervention (VI), and (iii) cardiac and vascular surgery (CVS). The Company is a worldwide leader in automatic implantable cardioverter defibrillator (AICD) systems. The Company also designs, manufactures, and markets a full line of implantable pacemaker systems used in the treatment of slow or irregular arrhythmias. The Company is also a worldwide leader in minimally invasive procedures used for opening blocked coronary arteries. In addition, the Company develops, manufactures, and markets products for use in minimally invasive cardiac and vascular surgeries.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated:

                                          NINE MONTHS
                                             ENDED
                                         SEPTEMBER 30, YEAR ENDED DECEMBER 31,
                                          1998   1997  1997 1996 1995 1994 1993
                                         ------ ------ ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges......   28.4   11.2 13.2 8.7  5.5  8.0  17.8

  These computations include the Company and our subsidiaries, and companies in which we own 50% or less equity. For these ratios, "earnings" is determined by adding the "total fixed charges" (excluding interest capitalized), income taxes, minority common stockholders equity in net income and amortization of interest capitalized to income from continuing operations excluding special charges. For this purpose, "total fixed charges" consists of (1) interest on all indebtedness and amortization of debt discount and expense, and (2) an interest factor attributable to rentals.

                                USE OF PROCEEDS

  Unless otherwise indicated in the Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Offered Securities will be added to the Company's general funds and will be used for general corporate purposes, including capital expenditures, to finance possible acquisitions and to repay, redeem or repurchase its outstanding indebtedness.

                        FORWARD-LOOKING STATEMENTS

  Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions investors that any forward-looking statements or projections made by the Company, including those made in this document or incorporated by reference, are subject to risks and uncertainties which may cause actual results to differ materially from those projected. Economic, competitive, governmental, technological, and other factors which may affect the Company's operations are discussed in the Company's most recent reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission.

                   DESCRIPTION OF THE SENIOR DEBT SECURITIES

  The Company may offer and issue from time to time in one or more series its senior unsecured debt securities (the "Senior Debt Securities"). The Senior Debt Securities are to be issued under an indenture to be dated as of a date prior to the first issuance of Senior Debt Securities, as supplemented from time to time (the "Senior Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"). The form of the Senior Indenture as well as the Form of Supplemental Indenture thereto are filed as exhibits to the Registration Statement. The Senior Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made under this heading relating to the Senior Debt Securities and the Senior Indenture are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Senior Indenture, including the definitions of certain terms therein and in the TIA. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Senior Indenture.

  The particular terms of the Senior Debt Securities in respect of which this Prospectus is being delivered (the "Offered Securities"), any modifications of or additions to the general terms of the Senior Debt Securities as described herein that may be applicable and any applicable federal income tax considerations will be described in an accompanying supplement to this Prospectus (each, a "Prospectus Supplement") relating to the Offered Securities. Accordingly, for a description of the terms of the Offered Securities, reference must be made both to the Prospectus Supplement relating thereto and the description of Senior Debt Securities set forth in this Prospectus.

GENERAL

  The Senior Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Debt Securities will rank senior to all indebtedness of the Company that by its terms is subordinated in right of payment. The Senior Debt Securities may be issued in one or more series.

  The Senior Indenture provides that the aggregate principal amount of Senior Debt Securities that may be issued thereunder is unlimited. The terms of each series of Senior Debt Securities will be established pursuant to a resolution of the Board of Directors of the Company and set forth or determined in the manner provided in an Officer's Certificate or by a supplemental indenture.

  The Company conducts certain of its operations through its Subsidiaries, and therefore the Company is dependent on the cash flow of its Subsidiaries to meet its debt obligations, including its obligations under the Senior Debt Securities. In addition, the rights of the Company and its creditors, including the Holders of the Senior Debt Securities, to participate in the assets of any Subsidiary upon the latter's liquidation or reorganization will be subject to the prior claims of the Subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the Subsidiary.

  The accompanying Prospectus Supplement will set forth the terms of the Offered Securities, which may include the following:

  (1)  The title of the Offered Securities.

  (2) The limit, if any, upon the aggregate principal amount of the Offered Securities.

  (3) The date or dates on which or periods during which the Offered Securities may be issued, and the date or dates, or the method by which such date or dates will be determined, on which the principal of (and premium, if any, on) the Offered Securities are, or may be payable.

  (4) The rate or rates at which the Offered Securities will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest, if any, shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which such interest will be payable and, if the Offered Securities are Registered Securities, the regular record dates, if any, for the interest payable on such interest payment dates, and, if the Offered Securities are floating rate securities, the notice, if any, to Holders regarding the determination of interest and the manner of giving such notice and any conditions or contingencies as to the payment of interest in cash or otherwise, if any.

  (5) The place or places where the principal of (and premium, if any) and interest on the Offered Securities shall be payable.

  (6) The obligation, if any, of the Company to redeem, repay, purchase or offer to purchase the Offered Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option, of the Holder thereof and the period or periods within which, or the dates on which, the prices at which and the terms and conditions upon which the Offered Securities shall be redeemed, repaid, purchased or offered to be purchased, in whole or in part, pursuant to such obligation.

  (7) The right, if any, of the Company to redeem the Offered Securities at its option and the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which Offered Securities may be redeemed, if any, in whole or in part, at the option of the Company or otherwise.

  (8) If other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Registered Securities of the series shall be issuable, and if other than the denomination of $5,000, the denomination or denominations in which any Bearer Securities of the series shall be issuable.

  (9) Whether the Offered Securities are to be issued as original issue discount securities ("Discount Securities") and the amount of discount at which such Offered Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Offered Securities which shall be payable upon declaration of acceleration of the Maturity thereof upon an Event of Default.

  (10) Provisions, if any, for the defeasance of the Offered Securities or for the discharge of certain of the Company's obligations with respect to the Offered Securities.

  (11) Whether the Offered Securities are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether any interest coupons appertaining thereto ("Coupons") will be attached thereto, whether such Bearer Securities may be exchanged for Registered Securities and the circumstances under which, and the place or places at which, any such exchanges, if permitted, may be made.

  (12) Whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions; and, if any of the Offered Securities are to be issued as Bearer Securities, the applicable procedures and certificates relating to the exchange of temporary Global Securities for definitive Bearer Securities.

  (13) If other than U.S. dollars, the currency, currencies or currency units (the term "currency" as used herein will include currency units) in which the Offered Securities shall be denominated or in which payment of the principal of (and premium, if any) and interest on the Offered Securities may be made, and particular provisions applicable thereto and, if applicable, the amount of Offered Securities which entities the Holder or its proxy to one vote for purposes of the Senior Indenture.

  (14) If the principal of (and premium, if any) or interest on the Offered Securities are to be payable, at the election of the Company or a Holder thereof, in a currency other than that in which the Offered Securities are denominated or payable without such election, in addition to or in lieu of the applicable provisions of the Senior Indenture, the period or periods within which and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate or rates between the currency or currencies in which the Offered Securities are denominated or payable without such election and the currency or currencies in which the Offered Securities are to be paid if such election is made.

  (15) The date as of which any Offered Securities shall be dated.

  (16) If the amount of payments of principal of (and premium, if any) or interest on the Offered Securities may be determined with reference to an index, including, but not limited to, an index based on a currency or currencies other than that in which the Offered Securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined.

  (17) If the Offered Securities are denominated or payable in a foreign currency, any other terms concerning the payment of principal of (and premium, if any) or any interest on the Offered Securities (including the currency or currencies of payment thereof); and whether the judgment currency provisions of the Senior Indenture are established as terms of the Offered Securities.

  (18) The designation of the original currency determination agent, if any.

  (19) The applicable overdue interest rate, if any.

  (20) If the Offered Securities do not bear interest, applicable dates for determining record holders of Offered Securities.

  (21) Any deletions from, modifications of or additions to any Events of Default or covenants provided for in the Senior Indenture with respect to the Offered Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth in the Senior Indenture.

  (22) If any of the Offered Securities are to be issued as Bearer Securities, (x) whether interest in respect of any portion of a temporary Offered Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any interest payment date prior to the exchange of such temporary Offered Security for definitive Offered Securities shall be paid to any clearing organization with respect to the portion of such temporary Offered Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date, (y) the terms upon which interests in such temporary Offered Security in global form may be exchanged for interests in a permanent Global Security or for definitive Offered Securities and the terms upon which interests in a permanent Global Security, if any, may be exchanged for definitive Offered Securities and (z) the cities in which the Authorized Newspapers designated for the purposes of giving notices to Holders are published.

  (23) Whether the Offered Securities shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary or any common depositary for such Global Securities; and if the Offered Securities are issuable only as Registered Securities, the manner in which and the circumstances under which Global Securities representing Offered Securities may be exchanged for Registered Securities in definitive form.

  (24) The designation, if any, of any depositaries, trustees (other than the Trustee), paying agents, authenticating agents, security registrars (other than the Trustee) or other agents with respect to the Offered Securities.

  (25) If the Offered Securities are to be issuable in definitive form only upon receipt of certain certificates or other documents or upon satisfaction of certain conditions, the form and terms of such certificates, documents or conditions.

  (26) If any of the Offered Securities are to be issued as Registered Securities, the person to whom any interest on any Registered Security shall be payable, if other than the person in whose name that Registered Security is registered at the close of business on the Regular Record Date for such interest, and if any of the Offered Securities are to be issued as Bearer Securities, the manner in which, or the person to whom, any interest on any Bearer Security shall be payable, if otherwise than upon the presentation and surrender of the Coupons, if any, appertaining thereto as they severally mature, the extent to which, or the manner in which, any interest payable on an Offered Security in temporary global form on an interest payment date will be paid and the extent to which, or the manner in which, any interest payable on an Offered Security in permanent global form on an interest payment date will be paid.

  (27) The provisions, if any, granting special rights to the Holders of Offered Securities upon the occurrence of such events as may be specified.

  (28) Any other terms or conditions relating to the Offered Securities not specified in the Senior Indenture (which other terms shall not be inconsistent with the requirements of the TIA and the provisions of the Senior Indenture).

  (29) The terms of any right to convert or exchange Senior Debt Securities of the series, either at the option of the Holder thereof or the Company, into or for shares of Common Stock of the Company or other securities or property, including without limitation the period or periods within which and the price or prices (including adjustments thereto) at which any Senior Debt Securities of the series shall be converted or exchanged, in whole or in part.

  In the event that Discount Securities are issued, the federal income tax consequences and other special considerations applicable to such Discount Securities will be described in the Prospectus Supplement relating thereto.

  The general provisions of the Senior Indenture do not contain any provisions that would afford holders of Senior Debt Securities protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company or its Subsidiaries that may adversely affect holders of the Senior Debt Securities or, except as described in "Certain Covenants of Senior Debt Securities," that would limit the ability of the Company or its Subsidiaries to incur indebtedness. Reference is made to the Prospectus Supplement relating to the Offered Securities for information with respect to any deletions from, modifications of or additions to, if any, the Events of Default or covenants of the Company described below that are applicable to the Offered Securities.

  All of the Senior Debt Securities of a series need not be issued at the same time, and may vary as to interest rate, maturity and other provisions and unless otherwise provided, a series may be reopened for issuance of additional Senior Debt Securities of such series.

  If applicable, the Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Senior Debt Securities of a series at the option of the Holder.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless specified in the Prospectus Supplement, with respect to any series of Senior Debt Securities, any Registered Securities of a series, other than Registered Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and any Bearer Securities of a series, other than Bearer Securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000. Unless specified in the Prospectus Supplement, the Senior Debt Securities of any series shall be payable in U.S. dollars. The Senior Indenture also provides that Senior Debt Securities of a series may be issuable in global form. See " -- Book Entry Senior Debt Securities." Unless otherwise indicated in the Prospectus Supplement, Bearer Securities (other than in global form) will have Coupons attached.

  Registered Securities of any series will be exchangeable for other Registered Securities of the same series of like aggregate principal amount and of like Stated Maturity and with like terms and conditions. If so specified in the Prospectus Supplement, at the option of the Holder thereof, to the extent permitted by law, any Bearer Security of any series may be exchanged for a Registered Security of such series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of such Bearer Security at the corporate trust office of the Trustee or at any other office or agency of the Company designated for the purpose of making any such exchanges. Subject to certain exceptions, any Bearer Security issued with Coupons surrendered for exchange must be surrendered with all unmatured Coupons and any matured Coupons in default attached thereto.

  Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Senior Debt Securities in effect at the time of such exchange.

  Except as otherwise specified in the Prospectus Supplement, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities.

  Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall deliver, in the name of the designated transferred, one or more new Registered Securities of the same series of like aggregate principal amount of such denominations as are authorized for Registered Securities of such series and of a like Stated Maturity and with like terms and conditions. No service charge will be made for any registration of transfer or exchange of Senior Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The Company shall not be required (i) to register the transfer of or exchange Senior Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Senior Debt Securities of such series selected for redemption and ending at the close of business on the day of such transmission, or (ii) to register the transfer of or exchange any Senior Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Senior Debt Security being redeemed in part.

CONVERSION OR EXCHANGE RIGHTS

  The terms on which Senior Debt Securities of any series are convertible into or exchangeable for Common Stock or other securities of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at the option of the Company, and may include provisions pursuant to which the number of shares of Common Stock or other securities of the Company to be received by the Holders of Senior Debt Securities would be subject to adjustment.

CERTAIN COVENANTS OF SENIOR DEBT SECURITIES

  The Senior Indenture contains, among other things, the following covenants:

  Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Debt secured by a Lien on any Principal Property, any shares of Capital Stock of any Restricted Subsidiary or any Debt of any Restricted Subsidiary without making effective provision for all outstanding Senior Debt Securities and all other amounts due under the Senior Indenture to be directly secured equally and ratably with (or, if such Debt so secured is subordinate in right of payment to the Senior Debt Securities, prior to) the obligation or liability secured by such Lien; provided that the foregoing restriction shall not apply to:

    (i) any Lien upon any Principal Property acquired, constructed or improved after the date of the Senior Indenture; provided that (x) such Lien is created solely for the purpose of securing Debt incurred to finance the cost (including the cost of construction or improvement) of the item of property subject thereto and such Lien is created at the time of or within 270 days after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (y) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (z) any such Lien shall not extend to or cover any property other than such item of property and any improvements on such item;

    (ii) Liens securing Debt of a Person existing at the time such Person becomes or is merged into a Restricted Subsidiary and not incurred in connection with, or in contemplation of, such Person becoming or being merged into a Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets other than those securing such Debt prior to such Person becoming or being merged into a Restricted Subsidiary;

    (iii) Liens on property existing at the time of acquisition thereof, whether or not assumed by the Company or a Restricted Subsidiary;

    (iv) Liens with respect to the assets of a Restricted Subsidiary granted by such Restricted Subsidiary to the Company or a Restricted Subsidiary to secure Debt owing to the Company or such Restricted Subsidiary;

    (v)Liens existing on the date of the Senior Indenture;

    (vi) any Lien in favor of the United States or any state or territory thereof or any other country, or any agency, instrumentality or political subdivision of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing pollution control, industrial revenue, or similar revenue bonds;

    (vii) Liens securing Debt incurred in connection with taxes not yet due or which are being contested in good faith by appropriate proceedings;

    (viii) Liens incurred or created in the ordinary course of business not arising in connection with Debt that does not in the aggregate materially impair the use or value of the properties or assets of the Company and its Subsidiaries taken as a whole;

    (ix) Liens arising out of any legal proceeding or final judgement which is being contested in good faith, provided enforcement of any such Lien has been stayed;

    (x) any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) through (ix), inclusive; provided that (a) the principal amount of the Debt secured by such Lien shall not exceed the principal amount of Debt secured outstanding immediately prior to such extension, renewal, substitution or replacement and (b) such extension, renewal, substitution or replacement Lien shall be limited to all or part of the same property that secured the Lien so extended, renewed, substituted or replaced; and

    (xi) any Lien not permitted by the foregoing clauses (i) through (x) inclusive; provided that after giving effect thereto, the sum of, without duplication, (i) the aggregate outstanding principal amount of Debt secured by such Liens otherwise prohibited by the Senior Indenture and (ii) the aggregate amount of all Attributable Debt with respect to outstanding Sale and Leaseback Transactions otherwise prohibited by the Senior Indenture does not exceed 15% of Consolidated Net Tangible Assets.

  Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction on any Principal Property unless (i) the Company or such Restricted Subsidiary could incur a Lien on such Principal Property securing Debt in an amount equal to the Attributable Debt with respect to the Sale and Leaseback Transaction under the covenant described in "-- Limitation on Liens" above without equally and ratably securing the Senior Debt Securities,

(ii) such Sale and Leaseback Transactions are between or among the Company and any of its Restricted Subsidiaries or between or among Restricted Subsidiaries,
(iii) the lease is for a period not exceeding three years and the Company or the Restricted Subsidiary that is a party to such lease intends that its use of such Principal Property will be discontinued on or before the expiration of such period or (iv) the Company applies, or causes the Restricted Subsidiary to apply, an amount equal to the fair value (as determined by the Board of Directors), of the Principal Property sold pursuant to such Sale and Leaseback Transaction to (A) the retirement, within 180 days after the effective date of any such Sale and Leaseback Transaction, of Funded Debt of the Company or of the Restricted Subsidiary, or (B) the purchase of other property that will constitute Principal Property.

  Limitation on Funded Debt of Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary to (a) create, incur, assume or suffer to exist any Funded Debt other than (i) Funded Debt secured by a Lien on Principal Property which is permitted under the provision described in "-- Limitations on Liens" above, (ii) Funded Debt owed to the Company or any Restricted Subsidiary, (iii) Funded Debt of a corporation which is merged with or into the Company or a Restricted Subsidiary; provided such Funded Debt was not incurred in connection with, or in contemplation of such corporation being merged, (iv) Funded Debt in existence on the date of the Senior Indenture, (v) Funded Debt created in connection with the issuance of tax exempt governmental obligations supported by payments to be made by the Company or a Restricted Subsidiary or
(vi) renewals, extensions or replacements of the foregoing; or (b) guarantee, directly or indirectly through any arrangement that is substantially the equivalent of a guarantee, the payment of any Funded Debt except for (i) guarantees existing on the date of the Senior Indenture, (ii) guarantees which, on the date of the Senior Indenture, a Restricted Subsidiary is obligated to give, (iii) guarantees of Funded Debt secured by a mortgage, pledge or lien which is permitted to such Restricted Subsidiary under the provisions described in "-- Limitation on Liens" above, (iv) renewals, extensions or replacements of the foregoing or (v) guarantees of Funded Debt permitted under clause (a) of this paragraph. Notwithstanding the foregoing, any Restricted Subsidiary may create, incur, assume or guarantee Funded Debt in addition to that permitted in this paragraph, and renew, extend, substitute or replace such Funded Debt; provided that at the time of such creation, incurrence, assumption, guarantee, renewal, extension, substitution or replacement, and after giving effect thereto, the aggregate amount of all such Funded Debt of such Restricted Subsidiaries and all such Funded Debt directly or indirectly guaranteed by such Restricted Subsidiaries does not exceed the greater of (i) $20,000,000 or (ii) 15% of Consolidated Net Worth.

EVENTS OF DEFAULT

  The Senior Indenture provides that upon the happening of any Event of Default (as defined in the Senior Indenture) with respect to any series of Senior Debt Securities specified therein (unless it is inapplicable to such series of Senior Debt Securities or it is specifically deleted in a supplemental indenture or Board Resolution under which such series of Senior Debt Securities is issued or has been modified in any such supplemental indenture), including
(i) failure to pay interest when due on the Senior Debt Securities or any payment with respect to the Coupons, if any, of such series outstanding thereunder, continued for 30 days; (ii) failure to pay principal or premium, if any, when due (whether at maturity, declaration or otherwise) on the Senior Debt Securities of such series outstanding thereunder, (iii) failure to observe or perform any covenant of the Company in the Senior Indenture or the Senior Debt Securities of such series (other than a covenant included in the Senior Indenture or the Senior Debt Securities solely for the benefit of a series of Senior Debt Securities other than such series), continued for 60 days after written notice from the Trustee or the Holders of 25% or more in aggregate principal amount, of Senior Debt Securities of such series outstanding thereunder; (iv) certain events of bankruptcy, insolvency or reorganization; and (v) any other Event of Default as may be specified for such series, the Trustee or the Holders of 25% or more in aggregate principal amount of Senior Debt Securities of such series outstanding thereunder may declare the principal amount of all Senior Debt Securities of such series to be due and payable immediately, but if all defaults with respect to the Senior Debt Securities of such series (other than non-payment of accelerated principal) are cured and there has been no sale of property under any judgment or decree for the payment of moneys due which shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Senior Debt Securities of such series outstanding thereunder may waive the default and rescind the declaration and its consequences.

MERGER OR CONSOLIDATION

  The Senior Indenture provides that the Company may not consolidate with or merge into any other corporation or sell or convey its properties and assets substantially as an entirety to any person, unless (1) the corporation formed by such consolidation or into which the Company is merged or the person which acquires, by sale or conveyance, the properties and assets of the Company substantially as an entirety (the "successor corporation") is a corporation organized and existing under the laws of the United States or any state or the District of Columbia and expressly assumes by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on all the Outstanding Senior Debt Securities and Coupons, if any, issued under the Senior Indenture and the performance of every covenant in the Senior Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transaction, no Event of Default under the Senior Indenture, and no event which, after notice or lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale or conveyance and such supplemental indenture comply with the Senior Indenture provisions and that all conditions precedent therein provided for relating to such transaction have been complied with.

  For purposes of this covenant, "sell or convey its properties and assets substantially as an entirety" shall mean properties and assets contributing in the aggregate to at least 80% of the Company's total consolidated revenues as reported in the Company's last available periodic financial report (quarterly or annual, as the case may be) filed with the Commission.

MODIFICATION OR WAIVER

  Without prior notice to or consent of any Holders, the Company and the Trustee, at any time and from time to time, may modify the Senior Indenture for any of the following purposes: (1) to evidence the succession of another corporation or other entity to the rights of the Company and the assumption by such successor of the covenants and obligations of the Company in the Senior Indenture and in the Senior Debt Securities and Coupons, if any, issued thereunder, (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Senior Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred in the Senior Indenture upon the Company; (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); (4) to add or change any of the provisions of the Senior Indenture to such extent as shall be necessary to permit or facilitate the issuance thereunder of Senior Debt Securities of any series in bearer form, registrable or not registrable, and with or without Coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Senior Debt Securities of any series in uncertificated form; provided that any such action shall not adversely affect the interests of the Holders of Senior Debt Securities of any series or any related Coupons in any material respect;
(5) to change or eliminate any of the provisions of the Senior Indenture; provided that any such change or elimination will become effective only when there is no Outstanding Senior Debt Security issued thereunder or Coupon of any series created prior to such modification which is entitled to the benefit of such provision and as to which such modification would apply; (6) to secure the Senior Debt Securities issued thereunder or to provide that any of the Company's obligations under the Senior Debt Securities or the Senior Indenture shall be guaranteed; (7) to supplement any of the provisions of the Senior Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of any series of Senior Debt Securities; provided that any such action will not adversely affect the interests of the Holders of Senior Debt Securities of such series or any other series of Senior Debt Securities issued under the Senior Indenture or any related Coupons in any material respect;
(8) to
establish the form or terms of Senior Debt Securities and Coupons, if any, as permitted by the Senior Indenture; (9) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Senior Debt Securities and to add to or change any of the provisions of the Senior Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; (10) to cure any ambiguity, to correct or supplement any provision in the Senior Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the Senior Indenture and the Senior Debt Securities issued thereunder and the TIA or to make any other provisions with respect to matters or questions arising under the Senior Indenture which will not be inconsistent with any provision of the Senior Indenture; provided such other provisions shall not adversely affect the interests of the Holders of Outstanding Senior Debt Securities or Coupons, if any, of any series created thereunder prior to such modification in any material respect; or (11) to change or modify any of the provisions of the Senior Indenture, provided that any such changes or modifications shall not adversely affect the interests of the Holders of Outstanding Senior Debt Securities or Coupons, if any, of any series created thereunder prior to such modification in any material respect.

  With the written consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Debt Securities of each series affected by such modification voting separately, the Company and the Trustee may modify the Senior Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Senior Indenture or of modifying in any manner the rights of the Holders of Senior Debt Securities and Coupons, if any, under the Senior Indenture; provided, however, that no such modification may, without the consent of the Holder of each Outstanding Senior Debt Security of each such series affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of (and premium, if any) or interest on such Senior Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Senior Debt Security, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or limit the obligation of the Company to maintain a paying agency outside the United States for payments on Bearer Securities; (2) reduce the percentage in principal amount of the Outstanding Senior Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Senior Indenture or certain defaults or Events of Default thereunder and their consequences provided for in the Senior Indenture; (3) modify any of the provisions of the Senior Indenture which provide for waivers by the Holders of Senior Debt Securities of past defaults or waivers by the Holder of Senior Debt Securities of compliance by the Company with any covenants, except to increase any such percentage required to permit such waivers; or (4) modify any of the provisions of the Senior Indenture which provide that certain other provisions of the Senior Indenture cannot be modified without the consent of the Holder of each Outstanding Senior Debt Security of each series affected thereby, except to require that certain other provisions of the Senior Indenture cannot be modified without the consent of the Holder of each Outstanding Senior Debt Security of each series affected thereby.

  A modification which changes or eliminates any covenant or other provision of the Senior Indenture with respect to one or more particular series of Senior Debt Securities and Coupons, if any, or which modifies the rights of the Holders of Senior Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Senior Indenture of the Holders of Senior Debt Securities and Coupons, if any, of any other series.

  The Holders of not less than a majority in principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all the Senior Debt Securities of any such series waive, by notice to the Trustee and the Company, any past default or Event of Default under the Senior Indenture with respect to such series and its consequences, except a default (1) in the payment of the principal of (or premium, if any) or interest on any Senior Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Senior Debt Securities of such series, or (2) in respect of a covenant or provision hereof which pursuant to the second paragraph under "Modification and Waiver" cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security, of such series affected. Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Senior Debt Securities of such series under the Senior Indenture, but no such waiver will extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

  The Company may omit in any particular instance to comply with certain covenants in the Senior Indenture (including, if so specified in the Prospectus Supplement, any covenant not set forth in the Senior Indenture but specified in the Prospectus Supplement to be applicable to the Senior Debt Securities of any series issued thereunder, except as otherwise specified in the Prospectus Supplement, and including the covenants relating to the maintenance by the Company of its existence, rights and franchises, the limitation on liens, the limitation on sale and leaseback transactions and the limitation on funded debt of certain subsidiaries) if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Senior Debt Securities of such series either waive such compliance in such instance or generally waive compliance with such provisions, but no such waiver may extend to or affect any term, provision or condition except to the extent expressly so waived, and, until such waiver becomes effective, the obligations of the Company and the duties of the Trustee in respect of any such provision will remain in full force and effect.

DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Senior Indenture with respect to the Senior Debt Securities of any series may be discharged, subject to certain terms and conditions, when (1) either (A) all Senior Debt Securities and the Coupons, if any, of such series have been delivered to the Trustee for cancellation, or (B) all Senior Debt Securities and the Coupons, if any, of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee and the Company, in the case of (i),
(ii) or (iii) of subclause B, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency in which such Senior Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Senior Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided however, in the event a petition for relief under the applicable federal or state bankruptcy, insolvency or other similar law is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under the Senior Indenture with respect to such Senior Debt Securities will not be deemed terminated or discharged; (2) the Company has paid or caused to be paid all other sums payable under the Senior Indenture by the Company; (3) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel each stating that all conditions precedent therein provided relating to the satisfaction and discharge of the Senior Indenture with respect to such series have been complied with; and (4) the Company has delivered to the Trustee an opinion of counsel or a ruling of the Internal Revenue Service to the effect that such deposit and discharge will not cause the Holders of the Senior Debt Securities of such series to recognize income, gain or loss for federal income tax purposes.

  If provision is made for the defeasance of Senior Debt Securities of a series, and if the Senior Debt Securities of such series are Registered Securities and denominated and payable only in U.S. dollars, then the provisions of the Senior Indenture relating to defeasance shall be applicable except as otherwise specified in the Prospectus Supplement for Senior Debt Securities of such series. Defeasance provisions, if any, for Senior Debt Securities denominated in a foreign currency or currencies or for Bearer Securities may be specified in the Prospectus Supplement.

  At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Senior Debt Securities of any series ("legal defeasance option") or (b) the Company shall cease to be under any obligation to comply with certain provisions of the Senior Indenture relating to mergers and consolidations of the Company, the provisions relating to limitations on liens, limitations on sale and leaseback transactions and limitations on funded debt of certain subsidiaries (and, if so specified, any other obligation of the Company or restrictive covenant added for the benefit of such series ("covenant defeasance option")) at any time after the applicable conditions set forth below have been satisfied: (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Senior Debt Securities of such series, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and
(ii), sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Senior Debt Securities of such series on the dates such installments of interest or principal and premium are due; (2) such deposit shall not cause the Trustee with respect to the Senior Debt Securities of that series to have a conflicting interest with respect to the Senior Debt Securities of any series; (3) such deposit will not result in a breach of violation of, or constitute a default under, the Senior Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (4) if the Senior Debt Securities of such series are then listed on any national securities exchange, the Company shall have delivered to the Trustee an opinion of counsel or a letter or other document from such exchange to the effect that the Company's exercise of its legal defeasance option or the covenant defeasance option, as the case may be, would not cause such Senior Debt Securities to be delisted; (5) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Senior Debt Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under the provisions of the Senior Indenture relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after such date; and (6) certain other opinions, officers' certificates and other documents specified in the Senior Indenture, including an opinion of counsel or a ruling of the Internal Revenue Service to the effect that such deposit, defeasance or Discharge will not cause the Holders of the Senior Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. Notwithstanding the foregoing, if the Company exercises its covenant defeasance option and an Event of Default under the provisions of the Senior Indenture relating to certain events of bankruptcy or insolvency or event which with the giving of notice or lapse of time, or both, would become an Event of Default under such bankruptcy or insolvency provisions shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Company referred to under the definition of covenant defeasance option with respect to such Senior Debt Securities shall be reinstated in full.

PAYMENT AND PAYING AGENTS

  If Senior Debt Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Senior Debt Securities of that series may be presented or surrendered for payment, where Senior Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Debt Securities of that series and the Senior Indenture may be served.

  If Senior Debt Securities of a series are issuable as Bearer Securities, the Company will maintain or cause to be maintained (A) in the Borough of Manhattan, The City and State of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Senior Debt Securities of that series may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of the Senior Debt Securities of that series and the Senior Indenture may be served and where Bearer Securities of that series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or registration applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Senior Debt Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Senior Debt Securities of that series, if so provided in such series); provided however, that if the Senior Debt Securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Senior Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Senior Debt Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Senior Debt Securities of that series may be surrendered for exchange or redemption and where notices and demands to or upon the Company in respect of the Senior Debt Securities of that series and the Senior Indenture may be served. The Company will give prompt written notice to the Trustee of the locations, and any change in the locations, of such offices or agencies. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee, except that Bearer Securities of that series and the related Coupons may be presented and surrendered for payment at the offices specified in the applicable Senior Debt Security and the Company has appointed the Trustee (or in the case of Bearer Securities may appoint such other agent as may be specified in the applicable Prospectus Supplement) as its agent to receive all presentations, surrenders, notices and demands.

  No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided however, that, if the Senior Debt Securities of a series are denominated and payable in U.S. dollars, payment of principal of and any premium and interest on Senior Debt Securities of such series, if specified in the applicable Prospectus Supplement, shall be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City and State of New York, if (but only if) payment in U.S. dollars of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with the Senior Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

BOOK-ENTRY SENIOR DEBT SECURITIES

  The Senior Debt Securities of a series may be issued in whole or in part in global form that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form (each a "Global Security"). Payments of principal of (premium, if any) and interest on Senior Debt Securities represented by a Global Security will be made by the Company to the Trustee and then by the Trustee to the depositary.

  If specified in the applicable Prospectus Supplement, any Global Securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC"), as depositary, or such other depositary as may be specified in the applicable Prospectus Supplement. In the event that DTC acts as depositary with respect to any Global Securities, the Company anticipates that such Global Securities will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any such Global Securities. Additional or differing terms of the depositary arrangements, if any, applicable to the Offered Securities, will be described in the accompanying Prospectus Supplement.

  So long as DTC or its nominee is the registered owner of a Global Security, DTC or its nominee, as the case may be, will be considered the sole Holder of the Senior Debt Securities represented by such Global Security for all purposes under the Senior Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Senior Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Senior Debt Securities in certificated form and will not be considered the owners or Holders thereof under the Senior Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; accordingly, such laws may limit the transferability of beneficial interests in a Global Security.

  If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Senior Debt Securities in certificated form in exchange for the Global Securities. In addition, the Company may at any time, and in its sole discretion, determine not to have any Senior Debt Securities represented by one or more Global Securities and, in such event, will issue individual Senior Debt Securities in certificated form in exchange for the relevant Global Securities. If Registered Securities of any series shall have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Senior Debt Securities of such series shall have occurred and be continuing, the Company will issue individual Senior Debt Securities in certificated form in exchange for the relevant Global Securities.

  The following is based on information furnished by DTC:

  DTC is a limited-purpose trust company organized under the Banking Law of the State of New York, a "banking organization" within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Senior Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Senior Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Senior Debt Security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but such Beneficial Owner is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participant through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Senior Debt Securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in the Senior Debt Securities, except in the event that use of the book-entry system for the Senior Debt Securities is discontinued.

  To facilitate subsequent transfers, the Senior Debt Securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Senior Debt Securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Senior Debt Securities; DTC records reflect only the identity of the Direct Participants to whose accounts Senior Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

  Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to the Senior Debt Securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Senior Debt Securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

  Principal and interest payments on the Senior Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Paying Agent or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Company or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to the Senior Debt Securities at any time by giving reasonable notice to the Company or the Paying Agent. Under such circumstances, in the event that a successor securities depositary is not appointed, Senior Debt Security certificates are required to be printed and delivered.

  The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Senior Debt Security certificates will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

  Unless stated otherwise in the applicable Prospectus Supplement, the underwriters or agents with respect to a series of Senior Debt Securities issued as Global Securities will be Direct Participants in DTC.

  None of the Company, any underwriter or agent, the Trustee or any applicable Paying Agent will have the responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

THE TRUSTEE UNDER THE SENIOR INDENTURE

  The Company and its Subsidiaries maintain ordinary banking relationships with Citibank, N.A. and its affiliates and a number of other banks. Citibank, N.A. and its affiliates, along with a number of other banks, have extended credit facilities to the Company and its Subsidiaries. In addition, Citibank, N.A. acts as the Company's issuing and paying agent in connection with the Company's commercial paper program.

GOVERNING LAW

  The Senior Indenture, the Senior Debt Securities and the Coupons for all purposes will be governed by and construed in accordance with the laws of the State of New York.

CERTAIN DEFINITIONS

  Set forth below is a summary of certain defined terms used in the Senior Indenture. Reference is made to the Senior Indenture for the full definition of all such terms.

  "Attributable Debt" means, as of any particular time, with respect to a Sale and Leaseback Transaction with respect to any Principal Property, the lesser of
(a) the fair market value of such property (as determined in good faith by the Board of Directors) or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (excluding any amounts payable by the lessee for maintenance, property taxes and insurance, and including any period for which such lease has been extended or may, at the option of the lessor, be extended), discounted at the rate of interest set forth or implicit in the terms of such lease (or, if not practicable to determine such rate, the weighted average interest rate per annum borne by Senior Debt Securities then outstanding) compounded semi-annually.

  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock or equity, including, without limitation, all Common Stock and Preferred Stock.

  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Senior Indenture, including, without limitation, all series and classes of such common stock.

  "Consolidated Net Tangible Assets" means, at the time of determination, the total assets appearing on the most recently prepared consolidated balance sheet of the Company and its Subsidiaries as of the end of a fiscal quarter of the Company, prepared in accordance with generally accepted accounting principles, less all current liabilities as shown on such balance sheet (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and intangible assets. Intangible assets means the value (net of any applicable reserves) as shown on or reflected in such balance sheet of all trade names, trademarks, licenses, patents, copyrights, goodwill, unamortized debt discount and expense and other like intangibles.

  "Consolidated Net Worth" means, at any date, shareholders' equity, less any amounts attributable to Redeemable Stock or any equity security convertible into or exchangeable for Debt and the cost of treasury stock, as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Subsidiaries prepared in conformity with generally accepted accounting principles.

  " Debt" means, with respect to any Person, indebtedness of such Person for borrowed money and all Debt of other Persons guaranteed by such Person.

  "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Senior Debt Securities of such series and to have satisfied all the obligations under the Senior Indenture relating to the Senior Debt Securities of such series, except (i) the rights of Holders of Senior Debt Securities of such series to receive, from the trust fund described under "Discharge, Legal Defeasance and Covenant Defeasance" above, payment of the principal of (and premium, if any) and interest on such Senior Debt Securities when such payments are due, (ii) the Company's obligations with respect to the Senior Debt Securities of such series under the provisions relating to exchanges, transfers and replacement of Senior Debt Securities, the maintenance of an office or agency of the Company and the defeasance trust fund, the provisions relating to compensation and reimbursement of the Trustee and (iii) the rights, powers, trusts, duties and immunities of the Trustee thereunder.

  "Funded Debt" means Debt of the Company or its Restricted Subsidiaries which by its terms matures at, or can be extended or renewed at the option of the obligor to, a date more than twelve months after the date of the creation of such Debt.

  "Lien" means any mortgage, lien, pledge. security interest, conditional sale or other title retention agreement or other security interest or encumbrance of any kind (including any agreement to give any security interest).

  "Person" means an individual, a corporation, a partnership, a trust, a joint venture, an association, a joint stock company, an unincorporated organization or a government or any agency or political subdivision thereof.

  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Senior Indenture, including, without limitation, all series and classes of such preferred or preference stock.

  "Principal Property" means any parcel of real property and related fixtures or improvements (now owned or hereafter acquired) which (a) is owned by the Company or any Subsidiary; (b) is located within any of the present 50 states of the United States (or the District of Columbia); (c) has not been determined in good faith by the Board of Directors of the Company not to be materially important to the total business conducted by the Company and its Subsidiaries as a whole; and (d) has an aggregate book value of which, less accumulated depreciation, on the date of determination exceeds $5,000,000.

  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the maturity date of any of the then outstanding Senior Debt Securities, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the maturity date of any of the then outstanding Senior Debt Securities, or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Debt having principal scheduled to mature or which can be required to be repaid prior to the maturity date of any of the then outstanding Senior Debt Securities.

  "Restricted Subsidiary" means any Subsidiary which owns or leases any Principal Property.

  "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person; provided, however, that "Sale and Leaseback Transactions" shall not include such arrangements that were existing on the date of the Senior Indenture.

  "Subsidiary" means any corporation or other entity of which a majority of outstanding stock having voting power under ordinary circumstances for the election of the board of directors is at the time directly or indirectly owned by the Company.

  "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on (or principal of) any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                              PLAN OF DISTRIBUTION

  The Company may sell the Offered Securities in four ways: (i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

  Offers to purchase Offered Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales will be set forth in the accompanying Prospectus Supplement.

  Offers to purchase Offered Securities may be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the accompanying Prospectus Supplement. Unless otherwise indicated in the accompanying Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of business.

  If any underwriters are utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the specific managing underwriter or underwriters, as well as any other underwriters and the terms of the transaction will be set forth in the accompanying Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for, the Company in the ordinary course of business.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of business.

  Offered Securities may also be offered and sold, if so indicated in the accompanying Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for the Company. Any remarketing firm will be identified and the terms of its agreement, if any, with the Company and its compensation will be described in the accompanying Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company in the ordinary course of business.

  If so indicated in the accompanying Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Securities from the Company at the public offering price set forth in the accompanying Prospectus Supplement pursuant to delayed delivery contracts providing for payments and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the accompanying Prospectus Supplement, and the accompanying Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

  The validity of the Offered Securities will be passed upon for the Company by Dewey Ballantine LLP, New York, New York, and for any underwriters by counsel as may be specified in accompanying prospectus supplements. In rendering such opinion, Dewey Ballantine LLP will be relying as to matters of Indiana law upon the opinion of Baker & Daniels, Indianapolis, Indiana. J.B. King, Esq., Vice President, General Counsel, Secretary and a Director of Guidant, also currently acts as counsel to Baker & Daniels.

                                    EXPERTS

  The consolidated financial statements of the Company incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       Securities and Exchange Commission registration fee........... $172,414
       Printing and engraving........................................   25,000*
       Accounting and services.......................................   19,500*
       Legal services................................................  100,000*
       Fees and expenses of Trustee..................................   10,000*
       Rating agency fees............................................  135,000*
       Expenses of qualification under state blue sky laws...........   10,000*
       Miscellaneous.................................................    3,086*
                                                                      ========
         TOTAL....................................................... $475,000*

--------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Indiana Business Corporation Law provides that a corporation, unless limited by its Articles of Incorporation, is required to indemnify its directors and officers against reasonable expenses incurred in the successful defense of any proceeding arising out of their serving as a director or officer of the corporation.

  As permitted by the Indiana Business Corporation Law, the Company's Articles of Incorporation provide for indemnification of directors, officers, and employees of the Company against any and all liability and reasonable expense that may be incurred by them, arising out of any claim or action, civil or criminal in which they may become involved by reason of being or having been a director, officer, or employee. To be entitled to indemnification, those persons must have been wholly successful in the claim or action or the Board of Directors or independent legal counsel must have determined that such persons acted in good faith in what they reasonably believed to be in the best interest of the Company and, in addition, in any criminal action, had no reasonable cause to believe that their conduct was unlawful.

  Officers and directors of the Company are insured, subject to certain exclusions and deductible and maximum amounts, against loss from claims arising in connection with their acting in their respective capacities, which include claims under the Securities Act of 1933.

ITEM 16. LIST OF EXHIBITS.

  1.1 Form of Underwriting Agreement.*
  4.1 Form of Indenture between the Company and Citibank, N.A., as Trustee.*
  4.2 Form of Supplemental Indenture between the Company and Citibank, N.A., as
       Trustee.**
  5.1 Opinion of Dewey Ballantine LLP as to legality of the securities being registered.**
  5.2 Opinion of Baker & Daniels as to legality of the securities being registered.**
 12.1 Statement Regarding Computation of Ratio of Earnings to Fixed .**
 23.1 Consent of Ernst & Young LLP.**
 23.2 Consent of Dewey Ballantine LLP (contained in Exhibit 5.1).**
 23.3 Consent of Baker & Daniels (contained in Exhibit 5.2).**
 24.1 Power of Attorney (included on signature page).**
 25.1 Form T-1 Statement of Eligibility and Qualification under the Trust
       Indenture Act of 1939 of Citibank, N.A., as Trustee.*

--------
*Previously filed.

**Filed herewith.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (6) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 25, 1998.

                                          GUIDANT CORPORATION

                                                 /s/ James M. Cornelius
                                            By ________________________________
                                                    James M. Cornelius
                                                   Chairman of the Board

                             POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Keith E. Brauer and Ronald W. Dollens his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done.

  Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
     /s/ James M. Cornelius          Chairman of the Board and        November 25, 1998
____________________________________  Director (principal executive
         James M. Cornelius           officer)

     /s/ Ronald W. Dollens           President, Chief Executive       November 25, 1998
____________________________________  Officer and Director
         Ronald W. Dollens            (principal executive officer)

      /s/ Keith E. Brauer            Chief Financial Officer and      November 25, 1998
____________________________________  Vice President, Finance
          Keith E. Brauer             principal financial officer)

      /s/ Roger Marchetti            Chief Accounting Officer and     November 25, 1998
____________________________________  Corporate Controller
          Roger Marchetti             principal accounting officer)

    /s/ Maurice A. Cox, Jr.          Director                         November 25, 1998
____________________________________
        Maurice A. Cox, Jr.


             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
      /s/ Enrique C. Falla           Director                       November 25, 1998
____________________________________
          Enrique C. Falla

         /s/ J. B. King              Director, Vice President,      November 25, 1998
____________________________________  General Counsel
             J. B. King

       /s/ J. Kevin Moore            Director                       November 25, 1998
____________________________________
           J. Kevin Moore

     /s/ Mark Novitch, M.D.          Director                       November 25, 1998
____________________________________
         Mark Novitch, M.D.

      /s/ Eugene L. Step             Director                       November 25, 1998
____________________________________
           Eugene L. Step

    /s/ Ruedi E. Wager, Ph.D.        Director                       November 25, 1998
____________________________________
        Ruedi E. Wager, Ph.D

    /s/ Kim B. Clark, Ph.D.          Director                       November 25, 1998
____________________________________
        Kim B. Clark, Ph.D.

       /s/ Susan B. King             Director                       November 25, 1998
____________________________________
           Susan B. King